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                                                                 EXHIBIT 10.2(a)



                        AMENDMENT TO EMPLOYMENT AGREEMENT


                  This Amendment to Employment Agreement (the "Amendment") is made as of the 25th day of March, 1997 by and between STEINER LEISURE LIMITED, a Bahamas international business company (the "Company"), and Leonard I. Fluxman ("Employee").


                                   WITNESSETH:


                  WHEREAS, the Company and Employee entered into an Employment Agreement dated October 23, 1996 (the "Employment Agreement"); and

                  WHEREAS,   the  Company  and  Employee  desire  to  amend  the
Employment Agreement as provided below.

                  NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

                  1.       COMPENSATION.

                           Section 3(a)(i), in its entirety, and the first
sentence of Section 3(a)(iii) of the Employment Agreement are hereby amended so that, as amended, they shall read as follows:


                           (a) SALARY,  ETC.  Commencing  as of January 1, 1997,
                  except as otherwise expressly provided herein, the Company (or any Affiliate thereof) shall pay to Employee during the term hereof compensation as described in this Section 3(a), all of which shall be subject to such deductions as may be required by applicable law or regulation.

                                    (i) BASE  SALARY.  A base salary at the rate
                  of (A) One Hundred Eighty-Three Thousand Seven Hundred Fifty Dollars [(U.S.) $183,750.00] for calendar year ("Year") 1997 and (B) no less than One Hundred Eighty-Three Thousand Seven
                  Hundred Fifty Dollars [(U.S.) $183,750.00] for each Year thereafter during the term of this Agreement, subject to review by the Compensation Committee of the Board of Directors of the Company, payable in bi-weekly installments (the "Base Salary").


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                                    (iii) INCENTIVE BONUS.  With respect to each
                  Period (as defined below) and Year during the term hereof, additional cash compensation as described in this Section 3(a)(iii) (the "Incentive Bonus") based on a budget for each Year hereunder, including budgets for each Period (as defined below) within such Year, which budget includes an estimate of the Net Earnings (as defined below) for each such Period and for such Year and which budget shall have been approved for the purpose of the compensation payable hereunder by the
                  Compensation   Committee  of  the  Board  of  Directors   (the
                  "Budget").

                  2.       CHANGE IN CONTROL.

                           The third sentence of Section 5(d) of the Employment
Agreement is hereby amended so that, as amended, it shall read as follows:

                           (e)  CHANGE  IN  CONTROL.  ...   Notwithstanding  the
                  foregoing, a Change in Control shall not be deemed to occur as a result of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities being acquired by (i) one or more employee benefit plans maintained by the Company or any entity directly or indirectly Controlled (as defined below) by the Company, (ii) the Company or any entity directly or indirectly Controlled by the Company or (iii) Clive E. Warshaw, the current Chairman, Michele Steiner Warshaw, the wife of Clive E. Warshaw (collectively, the "Warshaws"), or any entity directly or indirectly Controlled by either or both of the Warshaws, Employee or members of the Immediate Family (as defined below) of Employee.

                  3. TERMINATION. Section 5(e) of the Employment Agreement is hereby amended to eliminate the words "and Additional Bonus" in the last sentence thereof.

                  4. EFFECTIVE DATE. The effective date of the amendments to the Employment Agreement contained in this Amendment shall be January 1, 1997.

                  5. NO OTHER AMENDMENT. Except as set forth in this Amendment, all provisions of the Employment Agreement shall remain in full force and effect.

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                  IN WITNESS  WHEREOF,  the parties  hereto have  executed  this
Amendment as of the day and year first above written.

                                              STEINER LEISURE LIMITED




/s/ Leonard I. Fluxman                        By: /s/ Clive E. Warshaw
___________________________                       __________________________
Leonard I. Fluxman                                Clive E. Warshaw,
                                                  Chairman of the Board and
                                                  Chief Executive Officer

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